                                                                     EXHIBIT 1.4

                             UNDERWRITING AGREEMENT



                                                           February 24, 1998



Mellon Financial Company
Mellon Bank Corporation,
  One Mellon Bank Center,
    Pittsburgh, Pennsylvania 15258.

Ladies and Gentlemen:

    Goldman, Sachs & Co., ABN AMRO Chicago Corporation, BancAmerica Robertson Stephens, Bear, Stearns & Co. Inc., Chase Securities Inc., First Chicago Capital Markets, Inc., PaineWebber Incorporated and Prudential Securities Incorporated, as Underwriters (the "Underwriters"), understand that Mellon Financial Company, a Pennsylvania corporation (the "Company"), proposes to issue and sell $200,000,000 aggregate principal amount of 6% Senior Notes due March 1, 2004 (the "Offered Securities"), which are to be unconditionally guaranteed (as described in the Prospectus Supplement and Prospectus referred to below) as to payments of principal, premium, if any, and interest, if any, by Mellon Bank Corporation, a Pennsylvania corporation registered as a bank holding company under the Bank Holding Company Act (the "Guarantor"). Subject to the terms and conditions set forth herein or incorporated by reference herein, the Company hereby agrees to sell, the Guarantor agrees to guarantee, and the Underwriters agree to purchase, severally and not jointly, the principal amounts of such Offered Securities set forth opposite their names on Schedule A hereto at 99.358% of their principal amount, yielding total proceeds at closing of $198,716,000 plus accrued interest, if any, from February 27, 1998.

    The Underwriters will pay for such Offered Securities in immediately available funds upon delivery thereof at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York 10004, at 10:00 a.m. (local time) on February 27, 1998, or at such other time, not later than February 27, 1998, as shall be designated by the Underwriters.

    The Offered Securities shall have the terms set forth in the Company's and the Guarantor's Prospectus Supplement, dated February 24, 1998, and the Prospectus, dated September 6, 1995, particularly as follows:


               Maturity:                 March 1, 2004

               Interest Rate:            6% per annum

               Redemption Provisions:    None

               Interest Payment Dates:   March 1 and September 1,
                                         commencing September 1,
                                         1998


    All the provisions contained in the documents entitled Mellon Financial Company Underwriting Agreement Standard Provisions (Debt), dated February 9, 1998, a copy of which you have previously received, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein.

          Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the appropriate space set forth below. This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

                                Very truly yours,

                                GOLDMAN, SACHS & CO.
                                ABN AMRO CHICAGO CORPORATION
                                BANCAMERICA ROBERTSON STEPHENS
                                BEAR, STEARNS & CO. INC.
                                CHASE SECURITIES INC.
                                FIRST CHICAGO CAPITAL MARKETS, INC.
                                PAINEWEBBER INCORPORATED
                                PRUDENTIAL SECURITIES INCORPORATED

                                By:  GOLDMAN, SACHS & CO.


                                    /s/ Goldman, Sachs & Co.
                                    ---------------------------
                                     (Goldman, Sachs & Co.)




Accepted:  February 24, 1998

MELLON FINANCIAL COMPANY


By:   /s/  Steven G. Elliott
   ---------------------------
   Name:  Steven G. Elliott
   Title: President & Chief Executive Officer

MELLON BANK CORPORATION


By:   /s/  Steven G. Elliott
   ---------------------------
   Name:  Steven G. Elliott
   Title: Vice Chairman, Chief Financial
          Officer & Treasurer

                                   SCHEDULE A


                                                       Principal Amount
                Underwriter                             of Securities
                -----------                            ----------------

Goldman, Sachs & Co...................................    $ 60,000,000
ABN AMRO Chicago Corporation..........................      20,000,000
BancAmerica Robertson Stephens........................      20,000,000
Bear, Stearns & Co. Inc...............................      20,000,000
Chase Securities Inc..................................      20,000,000
First Chicago Capital Markets, Inc....................      20,000,000
PaineWebber Incorporated..............................      20,000,000
Prudential Securities Incorporated....................      20,000,000
                                                          ------------
           Total......................................    $200,000,000
                                                          ============


                            MELLON FINANCIAL COMPANY
                             UNDERWRITING AGREEMENT
                           STANDARD PROVISIONS (DEBT)

                                February 9, 1998


          From time to time Mellon Financial Company, a Pennsylvania corporation (the "Company"), and Mellon Bank Corporation, a Pennsylvania corporation registered as a bank holding company under the Bank Holding Company Act (the "Guarantor"), may enter into one or more underwriting agreements that provide for the sale of designated securities to the several underwriters named therein. The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an "Underwriting Agreement"). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as "this Agreement". Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

                                       I.

          The Company proposes to issue from time to time debt securities consisting of debentures, notes and/or other unsecured evidences of indebtedness (the "Securities") to be issued pursuant to the provisions of the Indenture, dated as of May 2, 1988, as supplemented by the First Supplemental Indenture, dated as of November 29, 1990, among the Company, the Guarantor and The Chase Manhattan Bank (National Association), as trustee, and/or the Indenture, dated as of August 25, 1995, among the Company, the Guarantor and The Bank of New York (as successor to First Interstate Bank of California), as trustee, as the same may be from time to time amended or supplemented (the applicable indenture being referred to herein as the "Indenture" and the trustee thereunder being referred to herein as the "Trustee"). The Securities will have varying designations, maturities, rates and times of payment of interest, selling prices and redemption terms. The Securities will be guaranteed as to payment of principal, premium, if any, and interest, if any, by the Guarantor.

          The Company and the Guarantor have filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus relating to the Securities and to the unconditional guarantee by the Guarantor of payment of principal, premium, if any, and interest, if any (the

"Guarantees"), and have filed with, or mailed for filing to, the Commission a prospectus supplement specifically relating to the Offered Securities and related Guarantees (the "Offered Guarantees") pursuant to Rule 424 of the rules and regulations promulgated under the Securities Act of 1933 (the "Securities Act"). The term Registration Statement means the registration statement as amended to the date of the Underwriting Agreement. The term Basic Prospectus means the prospectus included in the Registration Statement. The term Prospectus means the Basic Prospectus together with the prospectus supplement specifically relating to the Offered Securities and Offered Guarantees as filed with, or mailed for filing to, the Commission pursuant to Rule 424. The term preliminary prospectus means a preliminary prospectus supplement specifically relating to the Offered Securities and Offered Guarantees together with the Basic Prospectus. As used herein, the terms "Registration Statement", "Basic Prospectus", "Prospectus" and "preliminary prospectus" shall include in each case the material, if any, incorporated by reference therein.

          The term Underwriters' Securities means the Offered Securities to be purchased by the Underwriters herein. The term Contract Securities means the Offered Securities, if any, to be purchased pursuant to the delayed delivery contracts referred to below.

                                      II.

          If the Prospectus provides for sales of Offered Securities pursuant to delayed delivery contracts, the Company hereby authorizes the Underwriters to solicit offers to purchase Contract Securities on the terms and subject to the conditions set forth in the Prospectus pursuant to delayed delivery contracts substantially in the form of Schedule I attached hereto ("Delayed Delivery Contracts") but with such changes therein as the Company may authorize or approve. Delayed Delivery Contracts are to be with institutional investors approved by the Company and of the types set forth in the Prospectus. On the Closing Date (as hereinafter defined), the Company will pay the manager of the Underwriters (the "Manager") as compensation, for the accounts of the Underwriters, the fee set forth in the Underwriting Agreement in respect of the principal amount of Contract Securities. The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts.

          If the Company executes and delivers Delayed Delivery Contracts with institutional investors, the Contract Securities shall be deducted from the Offered Securities to be purchased by the several Underwriters, and the aggregate principal amount of Offered Securities to be purchased by each Underwriter shall be reduced pro rata in proportion to the principal amount of Offered Securities set forth opposite each Underwriter's name in the Underwriting Agreement, except to the extent that the Manager determines that such reduction shall be otherwise and so advises the Company.

                                      III.

          The Company is advised by the Manager that the Underwriters propose to make a public offering of their respective portions of the Underwriters' Securities as soon after this Agreement is entered into as in the Manager's judgment is advisable. The Underwriters will offer the Underwriters' Securities for sale upon the terms and conditions set forth in the Prospectus.

                                      IV.

          Payment for the Underwriters' Securities shall be made by certified or official bank check or checks drawn on a bank approved by the Company and payable to the order of the Company in New York Clearing House funds at the time and place set forth in the Underwriting Agreement, upon delivery to the Manager for the respective accounts of the several Underwriters of the Underwriters' Securities registered in such names and in such denominations as the Manager shall request in writing not less than two full business days prior to the date of delivery. The time and date of such payment and delivery with respect to the Underwriters' Securities are herein referred to as the Closing Date. The Offered Securities will be made available for checking and packaging at least twenty-four hours prior to the time for delivery.

                                       V.

          The several obligations of the Underwriters hereunder are subject to the following conditions:

          (a) No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission, and the Manager shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the foregoing effect. The officer making such certificate may rely upon the best of his knowledge as to proceedings pending or threatened.

          (b) The Manager shall have received on the Closing Date an opinion of the General Counsel or Assistant General Counsel of the Guarantor and counsel to the Company, dated the Closing Date, to the effect set forth in Exhibit A.

          (c) The Manager shall have received on the Closing Date an opinion of Sullivan & Cromwell, as counsel to the Underwriters, dated the Closing Date, with respect to the incorporation of the Company and the Guarantor, the validity of the Indenture, the Offered Securities and the Offered Guarantees, the Registration Statement, the Prospectus and other related matters as the Manager may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

          (d) The Manager shall have received on the Closing Date letters, dated the Closing Date and in form and substance satisfactory to the Manager, from KPMG Peat Marwick LLP, independent public accountants to the Guarantor, to the effect set forth in Exhibit B.

          (e) Since the respective dates as of which information is given in the Prospectus, there shall not have been any material and adverse change, or any development involving a prospective material and adverse change, in the creditworthiness of the Company or the Guarantor, otherwise than as set forth or contemplated in the Prospectus, the effect of which is in the reasonable judgment of the Manager so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Offered Securities on the terms and in the manner contemplated in the Prospectus.

          (f) On or after the date of this Agreement (i) no downgrading shall have occurred in the rating accorded the debt securities of or guaranteed by the Guarantor or the preferred stock of the Guarantor by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of or guaranteed by the Guarantor or preferred stock of the Guarantor.

          (g) On or after the date of this Agreement there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; or (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such events specified in this clause (iii) in the judgment of the Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered on the Closing Date on the terms and in the manner contemplated by the Prospectus.

                                      VI.

          In further consideration of the agreements of the Underwriters contained in this Agreement, the Company and the Guarantor hereby covenant:

          (a) to furnish the Manager without charge a signed copy of the Registration Statement, including exhibits and materials, if any, incorporated by reference therein, and during the period mentioned in paragraph (c) below, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as the Manager may reasonably request. (The terms "supplement" and "amendment" or "amend" as used in this Agreement shall include all documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to the date of the Basic Prospectus that are deemed to be incorporated by reference in the Prospectus);

          (b) before amending or supplementing the Registration Statement or the Prospectus with respect to the Offered Securities and the Offered Guarantees, to furnish the Manager a copy of each such proposed amendment or supplement;

          (c) if, during such period after the date of the first public offering of the Offered Securities as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish at its own expense to the Underwriters, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law;

          (d) to endeavor to qualify the Offered Securities and the Offered Guarantees for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Manager shall reasonably request, provided that, in connection therewith, neither the Company nor the Guarantor shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction, and to pay all expenses (including fees and disbursements of counsel) in connection with the determination of the eligibility of the Offered Securities and the Offered Guarantees for investment under the laws of such jurisdictions as the Manager may designate;

          (e) to make generally available to the Guarantor's security holders as soon as practicable an earnings statement covering a twelve-month period beginning after the date of the Underwriting Agreement, which shall satisfy the provision of Section 11(a) of the Securities Act; and

          (f) during the period beginning on the date of the Underwriting Agreement and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Guarantor that in the reasonable judgment of the Manager are substantially similar to the Offered Securities, without the prior written consent of the Manager.

                                      VII.

          Each of the Company and the Guarantor represents and warrants to each Underwriter that (i) each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, (ii) each part of the Registration Statement (including the documents incorporated by reference therein) filed with the Commission pursuant to the Securities Act relating to the Securities and the Guarantees, when such part became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) each preliminary prospectus, if any, filed pursuant to Rule 424 under the Securities Act complied when so filed in all material respects with the requirements of the Securities Act and the applicable rules and regulations thereunder, (iv) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations thereunder and (v) the Registration Statement and the Prospectus do not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that these representations and warranties do not apply to statements or omissions in the Registration Statement, any preliminary Prospectus or the Prospectus based upon information furnished to the Company or the Guarantor in writing by any Underwriter expressly for use therein.

          The Company and the Guarantor jointly and severally agree to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (if used within the period set forth in paragraph (c) of Article VI hereof and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements in the Registration Statement not misleading, or the statements in any preliminary prospectus, the Prospectus or any document incorporated by reference in the Registration Statement, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company or the Guarantor by any Underwriter expressly for use therein.

          Each Underwriter agrees to indemnify and hold harmless the Company and the Guarantor, the directors of either, the officers of either who sign the Registration Statement and any person controlling the Company or the Guarantor to the same extent as the foregoing indemnity from the Company and the Guarantor to each Underwriter, but only with respect to information relating to such Underwriter furnished in writing by such Underwriter expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus.

          In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing, and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by the Manager in the case of parties indemnified pursuant to the second preceding paragraph and by the Company in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

          If the indemnification provided for in this Article VII is unavailable to an indemnified party under the second or third paragraphs hereof or insufficient in respect of any losses, claims, damages, or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantor on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received (by the Company and the Guarantor on the one hand and the Underwriters on the other) in connection with the offering of the Offered Securities shall be deemed to be in the same proportion as the total net proceeds from the offering of such Offered Securities received by the Company (before deducting expenses) bear to the total underwriting discounts and commissions received by the Underwriters in respect thereof. The relative fault of the Company and the Guarantor on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantor or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statements or omission.

          The Company, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Article VII were determined by pro rata allocation or by any other method of allocation which does not take account of the considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article VII, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities and Offered Guarantees underwritten and distributed to the public by such Underwriter exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Article VII are several, in proportion to the respective principal amounts of Offered Securities purchased by each of such Underwriters, and not joint.

                                     VIII.

          The indemnity and contribution agreements contained in Article VII hereof and the representations and warranties of the Company and the Guarantor in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by any Underwriter or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, the Guarantor or the directors or officers or any person controlling the Company or the Guarantor and (iii) acceptance of any payment for any of the Offered Securities.

                                      IX.

          If any Underwriter shall default in its obligation to purchase the Offered Securities which it has agreed to purchase hereunder, the Underwriters may in their discretion arrange for themselves or another party or other parties to purchase such Offered Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Underwriters do not arrange for the purchase of such Offered Securities, then the Company and the Guarantor shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Underwriters to purchase such Offered Securities on such terms. In the event that, within the respective prescribed periods, the Underwriters notify the Company and the Guarantor that they have so arranged for the purchase of such Offered Securities, or the Company and the Guarantor notify the Underwriters that they have so arranged for the purchase of such Offered Securities, the Underwriters or the Company and the Guarantor shall have the right to postpone the Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company and the Guarantor agree to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the reasonable opinion of the Manager may thereby be made necessary. The term "Underwriters" as used in this Agreement shall include any person substituted under this Section IX with like effect as if such person has originally been a party to this Agreement with respect to such Offered Securities.

          If, after giving effect to any arrangements for the purchase of the Offered Securities of a defaulting Underwriter or Underwriters as provided in the immediately preceding paragraph hereof, the aggregate principal amount of such Offered Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Offered Securities, then the Guarantor and the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Offered Securities which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Offered Securities which such Underwriter agreed to purchase hereunder) of the Offered Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

          If, after giving effect to any arrangements for the purchase of the Offered Securities of a defaulting Underwriter or Underwriters as provided in the first paragraph of this Section IX, the aggregate principal amount of Offered Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Offered Securities or if the Guarantor and the Company shall not exercise the right described in the immediately preceding paragraph to require non-defaulting Underwriters to purchase Offered Securities of a defaulting

Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriters or the Company or the Guarantor, except for the expenses to be borne by the Company, the Guarantor and the Underwriters as provided in Section X hereof and the indemnity and contribution agreements in Section VII hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

                                       X.

          Each of the Guarantor and the Company covenants and agrees with the several Underwriters that the Company and the Guarantor will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Guarantor's and the Company's counsel and accountants in connection with the registration of the Offered Securities and the Offered Guarantees under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and to dealers; (ii) the cost of printing this Agreement, the Indenture and any Blue Sky and legal investment memoranda; (iii) all expenses in connection with the qualification of the Offered Securities and the Offered Guarantees for offering and sale under state securities laws as provided in Section VI(d) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Offered Securities; (v) the cost of preparing the Offered Securities;
(vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture, the Offered Securities and the Offered Guarantees; and (vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section X. It is understood, however, that, except as provided in this Section X and Sections VII and XI hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Offered Securities by them and any advertising expenses connected with any offers they may make.

                                      XI.

          If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or the Guarantor to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Guarantor shall be unable to perform its obligations under this Agreement, the Company and the Guarantor will reimburse the Underwriters, or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with the Offered Securities.

          This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                                                                      Schedule I



                           DELAYED DELIVERY CONTRACT

                                                                               ,

Ladies and Gentlemen:

          The undersigned hereby agrees to purchase from Mellon Financial Company, a Pennsylvania corporation (the "Company"), and the Company agrees to sell to the undersigned
                            $.......................

principal amount of the Company's [state title of issue], which are guaranteed as to payment of principal, premium, if any, and interest, if any, by Mellon
Bank Corporation (the "Securities"), offered by the Prospectus dated          ,
and Prospectus Supplement dated            ,     , receipt of copies of which
    are hereby acknowledged, at a purchase price of    % of the principal amount
thereof plus accrued interest and on the further terms and conditions set forth in this contract. The undersigned does not contemplate selling Securities prior to making payment therefor.

          The undersigned will purchase from the Company Securities in the principal amounts and on the delivery dates set forth below:

      Delivery             Principal            Plus Accrued
        Date                 Amount            Interest From:
--------------------  --------------------  --------------------
 ....................  $...................  ....................
 ....................  $...................  ....................
 ....................  $...................  ....................

Each such date on which Securities are to be purchased hereunder is hereinafter referred to as a "Delivery Date."

          Payment for the Securities which the undersigned has agreed to purchase on each Delivery Date shall be made to the Company or its order by certified or official bank check drawn on a bank approved by the Company and in
New York Clearing House funds at the office of                      , New York,
N.Y., at 10:00 A.M. (New York time) on the Delivery Date, upon delivery to the undersigned of the Securities to be purchased by the undersigned on the Delivery Date, in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to the Delivery Date.

          The obligation of the undersigned to take delivery of and make payment for the Securities on the Delivery Date shall be subject to the conditions that
(1) the purchase of Securities to be made by the undersigned shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the undersigned is subject and (2) the Company shall have sold, and delivery shall have taken place to the underwriters (the "Underwriters") named in the Prospectus Supplement referred to above, of such part of the Securities as is to be sold to them. Promptly after completion of sale and delivery to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

          Failure to take delivery of and make payment for Securities by any purchaser under any other Delayed Delivery Contract shall not relieve the undersigned of its obligations under this contract.

          This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

          If this contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract, as of the date first above written, between the Company and the undersigned when such counterpart is so mailed or delivered.

          This contract shall be governed by and construed in accordance with the laws of the State of New York.

                                                Very truly yours,

                                                .........................
                                                        (Purchaser)

                                                 By.......................

                                                 .........................
                                                           (Title)

                                                  .........................

                                                  .........................
                                                          (Address)
Accepted:

MELLON FINANCIAL COMPANY

By.........................

                 PURCHASER--PLEASE COMPLETE AT TIME OF SIGNING


          The name, telephone number and department of the representative of the Purchaser with whom details of delivery on the Delivery Date may be discussed is as follows: (Please print.)


                           Telephone No.
        Name           (Including Area Code)       Department
--------------------  ------------------------  -----------------
 ....................  ........................  .................
 ....................  ........................  .................
 ....................  ........................  .................
 ....................  ........................  .................
 ....................  ........................  .................
 ....................  ........................  .................






                                                                       Exhibit A

                    Opinion of the Counsel of the Guarantor
                            And Counsel to the Company
                       ---------------------------------------


          The opinion of the General Counsel, Associate General Counsel or Assistant General Counsel of the Guarantor and counsel to the Company to be delivered pursuant to Article V, paragraph (b) of the document entitled Mellon Financial Company Underwriting Agreement Standard Provisions (Debt) shall be to the following effect (all terms used herein which are defined in the Agreement have the meanings set forth therein):

          (i) Each of the Guarantor and the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania, and each has the corporate power and authority to own its properties and conduct its business as described in the Prospectus; and each of the Guarantor's principal wholly owned banking subsidiaries, as described in the prospectus, has been duly established and is validly existing as a national banking association or a state bank, as the case may be, under the laws of the jurisdiction of its formation.

          (ii) The Guarantor has an authorized equity capitalization as set forth in the Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned by the Guarantor, free and clear of all liens, encumbrances, equities or claims.

          (iii) The Guarantor has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, or is subject to no material liability or disability by reason of failure to be so qualified in any such jurisdiction.

          (iv) All of the issued and outstanding capital stock of each subsidiary of the Guarantor has been duly authorized and validly issued, is fully paid and non-assessable (except, in the case of each of its national bank subsidiaries, as provided in 12 U.S.C. Section 55, as amended), and, except for directors' qualifying shares, is owned by the Guarantor, free and clear of any mortgage, pledge, lien, encumbrance, claim or equity.

          (v) To the best of such counsel's knowledge there are no legal or governmental proceedings pending to which the Company, the Guarantor or any of its subsidiaries is a party or of which any property of the Company, the Guarantor or any of its subsidiaries is the subject, other than as set forth in the Prospectus, which, taking into account the likelihood of the outcome, the damages or other relief sought and other relevant factors, would individually or in the aggregate have a material adverse effect on the financial position, shareholders' equity or results of operation of the Company or the Guarantor and its subsidiaries on a consolidated basis; and to the best of such counsel's knowledge no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

          (vi) This Agreement has been duly authorized, executed and delivered by the Company and by the Guarantor.

          (vii) The Offered Securities have been duly authorized, executed, authenticated, issued and delivered and constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture; and the Offered Securities, the Offered Guarantees and the Indenture conform to the descriptions thereof in the Prospectus.

          (viii) The Offered Guarantees have been duly authorized, endorsed on the Offered Securities and executed, and, upon due execution, authentication and delivery of the Offered Securities pursuant to this Agreement, the Offered Guarantees will have been duly delivered and will constitute valid and legally binding obligations of the Guarantor entitled to the benefits provided by the Indenture.

          (ix) The Indenture has been duly authorized, executed and delivered by the Guarantor and the Company and constitutes a valid and legally binding instrument, enforceable against the Company and the Guarantor in accordance with its terms, subject, as to enforcement, to bankruptcy, moratorium, insolvency, fraudulent transfer, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; the Indenture has been duly qualified under the Trust Indenture Act of 1939 (the "Trust Indenture Act"), and all taxes and fees required to be paid with respect to the execution of the Indenture and the issuance of the Offered Securities and the Offered Guarantees have been paid.

          (x) The issue and sale of the Offered Securities and the compliance by the Company and the Guarantor with all of the provisions of the Offered Securities, the Offered Guarantees, the Indenture and this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company, the Guarantor or any of its subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company, the Guarantor or any of its subsidiaries is a party or by which the Company, the Guarantor or any of its subsidiaries is bound or to which any of the property or assets of the Company, the Guarantor or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation, as amended, or the By-Laws of the Company or of the Guarantor, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, the Guarantor or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory authority or other governmental body is required for the issue and sale of the Offered Securities, the execution and delivery of the Offered Guarantees or the consummation of the other transactions contemplated by this Agreement, the Offered Guarantees or the Indenture, except such as have been obtained under the Securities Act of 1933 (the "Securities Act") and the Trust Indenture Act and the exemption of the Company from the provisions of the Investment Company Act of 1940, as amended, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the sale and distribution of the Offered Securities and the Offered Guarantees.

          (xi) The documents incorporated by reference in the Prospectus (other than the financial statements and related schedules and statistical information contained or required to be contained therein, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Commission thereunder; and such counsel has no reason to believe that any of such documents, when they were so filed, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading, in each case after excluding any statement in any such document which does not constitute part of the Registration Statement or the Prospectus pursuant to Rule 412 of Regulation C under the Securities Act.

          (xii) The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company or the Guarantor prior to the Closing Date (other than the financial statements and related schedules and statistical information contained or required to be contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Trust Indenture Act and the rules and regulations thereunder; such counsel has no reason to believe that either the Registration Statement, as of its effective date and as of the Closing Date, or the Prospectus or any further amendment or supplement thereto made by the Company or the Guarantor prior to the Closing Date, as of the date of the most recent amendment or supplement thereto and as of the Closing Date, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and such counsel does not know of any contracts or other documents of a character required to be filed as exhibits to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement or the Prospectus which are not filed or incorporated by reference or described as required.

          (xiii) The Company is exempt from the registration and other provisions of the Investment Company Act of 1940, as amended.

          In rendering such opinion, such counsel may rely as to matters of fact upon certificates of officers of the Guarantor and its subsidiaries, provided that such counsel shall state that he believes he is justified in relying upon such certificates.

                                                                       Exhibit B

          Pursuant to Article V, paragraph (d) of the Mellon Financial Company Underwriting Agreement Standard Provisions (Debt) (the "Standard Provisions"), KPMG Peat Marwick LLP shall furnish letters to the Underwriters to the effect that:

          (i) They are independent certified public accountants with respect to the Guarantor and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

          (ii) In their opinion, the financial statements and any supplementary financial information and schedules audited by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, selected financial data and/or condensed financial statements derived from audited financial statements of the Guarantor for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the representatives of the Underwriters (the "Representatives");

          (iii) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Guarantor for the five most recent fiscal years included in the Prospectus and included or incorporated by reference in Item 6 of the Guarantor's Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for such fiscal years which were included or incorporated by reference in the Guarantor's Annual Reports on Form 10-K for such five fiscal years;

          (iv) On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Guarantor and its subsidiaries, inspection of the minute books of the Guarantor and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Guarantor and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

               (A) the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of changes in financial position included or incorporated by reference in the Guarantor's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related published rules and regulations thereunder or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with the basis for the audited consolidated statements of income, consolidated balance sheets and consolidated statements of changes in financial position included or incorporated by reference in the Guarantor's Annual Report on Form 10-K for the most recent fiscal year;

               (B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Guarantor's Annual Report on Form 10-K for the most recent fiscal year;

               (C) the unaudited financial statements which were not included in the Prospectus but from which were derived the unaudited condensed financial statements referred to in Clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in Clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by reference in the Guarantor's Annual Report on Form 10-K for the most recent fiscal year;

               (D) any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

               (E) as of a specified date not more than five days prior to the date of delivery of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock pursuant to employee stock plans, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Prospectus) or any increase in the consolidated long-term debt of the Guarantor and its subsidiaries, or any decreases in the consolidated amount of shareholders' equity or reserve for credit losses or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

               (E) for the period from the date of the latest complete financial statements included or incorporated by reference in the Prospectus to the specified date referred to in Clause (E) there were any decreases in consolidated net interest revenue, net interest revenue after the provision for credit losses, net income applicable to common stock or net income per common share or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

          (v) In addition to the audit referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in subparagraphs (iii) and (iv) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives which are derived from the general accounting records of the Guarantor and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference) or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives or in documents incorporated by reference in the Prospectus specified by the Representatives, and have compared certain such amounts, percentages and financial information with the accounting records of the Guarantor and its subsidiaries and have found them to be in agreement.

          All references in this Exhibit B to the Prospectus shall be deemed to refer to the Prospectus (including the documents incorporated by reference therein), as defined in the Standard Provisions as of the date of the letter delivered on the date of the Underwriting Agreement for purposes of such letter and to the Prospectus as amended or supplemented (including the documents incorporated by reference therein) in relation to the applicable Offered Securities and Offered Guarantees for purposes of the letter delivered at the Time of Delivery for such Offered Securities and Offered Guarantees.